Exhibit 10.3
FIRST AMENDMENT TO
TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT (this “Amendment”) dated as of April 26, 2017, by and among DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP (the “Borrower”), DIAMONDROCK HOSPITALITY COMPANY (the “Parent”), each of the Lenders party hereto and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Parent, the Lenders, the Administrative Agent and certain other parties have entered into that certain Term Loan Agreement dated as of May 3, 2016 (as amended and in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”);

WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Credit Agreement. Upon the effectiveness of this Amendment, the parties hereto agree that the Credit Agreement shall be amended as follows:

(a)The Credit Agreement is amended by adding the following definitions to Section 1.1. thereof in the appropriate alphabetical location:

“Availability Surge Period” has the meaning given that term in the definition of Maximum Loan Availability.

“First Amendment Effective Date” means April 26, 2017.

“Leverage Ratio Surge Period” has the meaning given to that term in Section 10.1.(a).

“New York Mortgage” has the meaning given that term in Section 13.20.(a).

“RB Term Loan” means that certain Term Loan Agreement dated as of April 26, 2017, by and among the Borrower, the Parent, the financial institutions from time to time party thereto, Regions Bank, as administrative agent, and the other parties thereto.

(b)The Credit Agreement is amended by amending and restating clause (c) of the definition of “Applicable Margin” set forth in Section 1.1. thereof in its entirety as follows:

(c)    During the Leverage Ratio Surge Period, any Applicable Margin determined as provided above shall be increased by 0.35% unless a Material Acquisition occurred during the Leverage Ratio Surge Period.

(c)The Credit Agreement is amended by amending and restating the definitions of “Approved Manager”, “Capitalization Rate”, “Loan Party”, “Maximum Loan Availability”, “Permitted Liens” and “Secured Indebtedness” set forth in Section 1.1. thereof in their entirety as follows:

“Approved Manager” means (i) each property management company listed on Schedule 1.1.(a), (ii) any Affiliate thereof and (ii) any other nationally recognized third-party property management company approved by the Administrative Agent in writing.

“Capitalization Rate” means (a) 7.25% for Properties developed with hotels categorized as Upscale, Upper Upscale or above Full-Service and located within (i) the central business districts of

Boston, Massachusetts, Chicago, Illinois, Borough of Manhattan, New York, Washington, D.C., San Francisco, California, San Diego, California and (ii) Key West, Florida, or (b) 8.00% for all other Properties. Categorization of hotels shall be as determined by Smith Travel Research or as otherwise requested by the Borrower and consented to in writing by the Requisite Lenders.

“Loan Party” means the Borrower, the Parent and each other Guarantor. Schedule 1.1.(b) sets forth the Loan Parties in addition to the Borrower and the Parent as of the Agreement Date.

“Maximum Loan Availability” means, at any time, the lesser of (a) 60% of the Unencumbered Property Value; provided, however, that the Borrower shall have the option, exercisable one time, upon written notice from the Borrower to the Administrative Agent that the Borrower is exercising such option, to elect that such percentage may exceed 60% for a period not to exceed two (2) full fiscal quarters, such period to commence on the date set forth in such notice (such period, the “Availability Surge Period”), so long as (i) the Borrower has delivered a written notice to the Administrative Agent that the Borrower is exercising its option for the Availability Surge Period, (ii) such percentage does not exceed 65% at any time during the Availability Surge Period and (iii) the Borrower completed a Material Acquisition which resulted in such ratio (after giving effect to such Material Acquisition) exceeding 60% at any time during the fiscal quarter in which such Material Acquisition took place, or (b) the aggregate principal balance of Indebtedness (excluding Nonrecourse Indebtedness and Indebtedness to the extent owing among the Parent and/or any of its Subsidiaries but including Secured Recourse Indebtedness and the aggregate principal amount of all Loans) of the Parent and the Ownership share of all such Indebtedness of its Subsidiaries that would cause the ratio of (A) Adjusted NOI of the Unencumbered Properties at such time to (B) Implied Debt Service for such period determined with respect to such principal balance of Indebtedness to equal 1.20 to 1.00. The Borrower shall have the option to exercise both a Leverage Ratio Surge Period and an Availability Surge Period in the same notice.

“Permitted Liens” means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which either (x) are not at the time required to be paid or discharged under Section 8.6. or (y) relate to claims not in excess of $500,000 in the aggregate at any one time; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases or licenses not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Administrative Agent for the benefit of the Lenders; (f) Liens in favor of the Borrower or a Guarantor securing obligations owing by a Subsidiary to the Borrower or a Guarantor; (g) Liens (i) in existence as of the Agreement Date and set forth in Part II of Schedule 7.1.(f) and (ii) in respect of any New York Mortgage or any mortgage encumbering property located in New York State securing Indebtedness of the Loan Parties pursuant to provisions in loan documentation governing such Indebtedness which provisions are substantially similar to Section 13.20. of this Agreement; (h) Liens arising out of judgments or awards in respect of the Parent or any of its Subsidiaries not constituting an Event of Default under Section 11.1.(i); (i) any interest or title of a lessor under any lease of equipment (not constituting a fixture) entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased; (j) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) and (k) Liens securing the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and not securing any Indebtedness.

“Secured Indebtedness” means, with respect to any Person, (a) all Indebtedness of such Person that is secured in any manner by any Lien on any Property plus (b) such Person’s pro rata share of the Secured Indebtedness of any of such Person’s Unconsolidated Affiliates; provided that neither any New York Mortgage nor any mortgage encumbering property located in New York State securing Indebtedness of the Loan Parties pursuant to provisions in loan documentation governing such Indebtedness which provisions are substantially similar to Section 13.20 of this Agreement shall constitute Secured Indebtedness hereunder.

(d)The Credit Agreement is amended by deleting the definition of “Surge Period” in Section 1.1. thereof.

(e)The Credit Agreement is amended by amending and restating Section 7.1.(t) thereof its entirety as follows:

(t)    Intellectual Property. Each of the Loan Parties and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without, to the knowledge of the Loan Parties and except as disclosed in writing to the Administrative Agent prior to the First Amendment Effective Date, conflict in any material respect with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright, or other proprietary right of any other Person. The Parent, the Borrower and each other Subsidiary have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property.

(f)The Credit Agreement is amended by amending and restating Section 10.1.(a) thereof its entirety as follows:

(a)    Maximum Leverage Ratio. The Parent and the Borrower shall not permit the Leverage Ratio to exceed 60.0% at any time; provided, however, that the Borrower shall have the option, exercisable one time, upon written notice from the Borrower to the Administrative Agent that the Borrower is exercising such option, to elect that the Leverage Ratio may exceed 60.0% for a period not to exceed two (2) full fiscal quarters, such period to commence on the date set forth in such notice (such period, the “Leverage Ratio Surge Period”), so long as (i) the Borrower has delivered a written notice to the Administrative Agent that the Borrower is exercising its option under this subsection (a) and (ii) the Leverage Ratio does not exceed 65.0% at any time during the Leverage Ratio Surge Period. The Borrower shall have the option to exercise both a Leverage Ratio Surge Period and an Availability Surge Period in the same notice.

(g)The Credit Agreement is amended by amending and restating Section 10.1.(e) thereof its entirety as follows:

(e)    Minimum Number and Value of Unencumbered Properties. (x) The number of Unencumbered Properties shall not be less than 8 at any time and (y) the aggregate Unencumbered Property Value of the Unencumbered Properties shall not be less than $750,000,000 at any time.

(h)The Credit Agreement is amended by amending and restating Section 10.3. thereof its entirety as follows:

Section 10.3. Indebtedness.

The Parent and the Borrower shall not, and shall not permit any Subsidiary to, incur, assume, or otherwise become obligated in respect of any Indebtedness after the Agreement Date if immediately prior to the assumption, incurring or becoming obligated in respect thereof, or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence, including without limitation, an Event of Default resulting from a violation of any of the covenants contained in Section 10.1.

(i)The Credit Agreement is amended by amending and restating clause (v) of Section 11.1.(e) thereof its entirety as follows:

(v)    There occurs an “Event of Default” under and as defined in the Revolving Facility or the RB Term Loan.

(j)The Credit Agreement is amended by adding Schedule 1.1.(a) attached hereto, which shall be deemed to be Schedule 1.1.(a) to the Credit Agreement, as amended by this Amendment, and the reference to Schedule 1.1. to the Credit Agreement immediately following the table of contents thereof shall be deemed to be a reference to Schedule 1.1.(b) to the Credit Agreement, as amended by this Amendment.

Section 2. Conditions Precedent. The effectiveness of this Amendment, is subject to receipt by the Administrative Agent of the following, each in form and substance satisfactory to the Administrative Agent:

(a)    a counterpart of this Amendment duly executed by the Borrower, the Parent, the Administrative Agent and the Requisite Lenders;

(b)    a Guarantor Acknowledgement substantially in the form of Exhibit A attached hereto, executed by each Guarantor;

(c)    a certified copy of (i) an enforceable amendment to that certain Fourth Amended and Restated Credit Agreement dated as of May 3, 2016, by and among the Borrower, the Parent, the financial institutions from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto effected on the date hereof and (ii) that certain Term Loan Agreement dated as of the date hereof, by and among the Borrower, the Parent, the financial institutions from time to time party thereto, Regions Bank, as administrative agent, and the other parties thereto; and

(d)    evidence that all fees, expenses and reimbursement amounts due and payable to the Administrative Agent have been paid.

Section 3. Representations. Each of the Parent and the Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)    Authorization. Each of the Borrower the Parent has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. This Amendment has been duly executed and delivered by the duly authorized officers, agents and/or signatories of the Borrower and the Parent and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b)    Compliance with Laws, etc. The execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party.

(c)    No Default. No Default or Event of Default has occurred and is continuing as of the date hereof, nor will exist immediately after giving effect to this Amendment.

Section 4. Reaffirmation of Representations by Borrower and Parent. The representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement.

Section 5. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 6. Expenses. The Borrower shall reimburse the Administrative Agent upon demand for all reasonable, documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 7. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 9. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained in Section 1 hereof shall be deemed to have prospective application only from the date this Amendment becomes effective. The Credit Agreement, as herein amended, is hereby ratified and confirmed in all respects. Nothing in this Amendment shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent or the Lenders under the Credit Agreement, as herein amended, or any other Loan Document.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns. Signatures hereto delivered by facsimile transmission, emailed .pdf file or other similar forms of electronic transmission shall be deemed original signatures, which hereby may be relied upon by all parties and shall be binding on the respective signor.

Section 11. Loan Documents. This Amendment and the executed Guarantor Acknowledgement substantially in the form attached hereto as Exhibit A shall be deemed to be “Loan Documents” for all purposes under the Credit Agreement and the other Loan Documents.

Section 12. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement, as amended by this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Term Loan Agreement to be executed as of the date first above written.

BORROWER:

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By: DiamondRock Hospitality Company, its sole General Partner

By: /s/ Sean M. Mahoney
Name: Sean M. Mahoney
Title: Executive Vice President, Chief Financial Officer
and Treasurer

PARENT:

DIAMONDROCK HOSPITALITY COMPANY

By: /s/ Sean M. Mahoney
Name: Sean M. Mahoney
Title: Executive Vice President, Chief Financial Officer
and Treasurer

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THE ADMINISTRATIVE AGENT AND THE LENDERS:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By: /s/ James Komperda
Name: James Komperda
Title: Vice President

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PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Katie Chowdhry
Name: Katie Chowdhry
Title: Vice President

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REGIONS BANK, as a Lender

By: /s/ T. Barrett Vawter
Name: T. Barrett Vawter
Title: Vice President

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Timothy J. Tillman
Name: Timothy J. Tillman
Title: Vice President

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BANK OF AMERICA, N.A., as a Lender

By: /s/ Suzanne E. Pickett
Name: Suzanne E. Pickett
Title: Vice President

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CITIBANK, N.A., as a Lender

By: /s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

EXHIBIT A

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of April 26, 2017 (this “Acknowledgement”) executed by each of the undersigned (the “Guarantors”) in favor of KeyBank National Association, as Administrative Agent (the “Administrative Agent”) and each “Lender” a party to the Credit Agreement referred to below (the “Lenders”).

WHEREAS, DiamondRock Hospitality Limited Partnership (the “Borrower”), DiamondRock Hospitality Company (the “Parent”), the Lenders, the Administrative Agent and certain other parties have entered into that certain Term Loan Agreement dated as of May 3, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, each of the Guarantors is a party to that certain Guaranty dated as of May 3, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which they guarantied, among other things, the Borrower’s obligations under the Credit Agreement on the terms and conditions contained in the Guaranty;

WHEREAS, the Borrower, the Parent, the Administrative Agent and certain of the Lenders are to enter into the First Amendment to Term Loan Agreement dated as of the date hereof (the “First Amendment”), to amend the Credit Agreement on the terms and conditions contained therein; and

WHEREAS, it is a condition precedent to the effectiveness of the First Amendment that the Guarantors execute and deliver this Acknowledgement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Reaffirmation. Each Guarantor hereby reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by the First Amendment, shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder.

Section 2. Governing Law. THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Counterparts. This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns. Signatures hereto delivered by facsimile transmission, emailed .pdf file or other similar forms of electronic transmission shall be deemed original signatures, which hereby may be relied upon by all parties and shall be binding on the respective signor.

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IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

THE GUARANTORS:

DIAMONDROCK HOSPITALITY COMPANY
By:
Name: Sean M. Mahoney
Title: Executive Vice President, Chief Financial Officer
and Treasurer

BLOODSTONE TRS, INC.
By:
Name: Sean M. Mahoney
Title: President and Chief Executive Officer

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DiamondRock Alpharetta Owner, LLC
DiamondRock Alpharetta Tenant, LLC
DiamondRock Bethesda Tenant, LLC
DiamondRock Boston Broad Street Owner, LLC
DiamondRock Boston Broad Street Tenant, LLC
DiamondRock Burlington Owner, LLC
DiamondRock Burlington Tenant, LLC
DiamondRock Charleston Owner, LLC
DiamondRock Charleston Tenant, LLC
DiamondRock Chicago Conrad Owner, LLC
DiamondRock Chicago Conrad Tenant, LLC
DiamondRock Chicago Owner, LLC
DiamondRock Chicago Tenant, LLC
DiamondRock Denver Downtown Owner, LLC
DiamondRock Denver Downtown Tenant, LLC
DiamondRock FL Owner, LLC
DiamondRock FL Tenant, LLC
DiamondRock HB Owner, LLC
DiamondRock HB Tenant, LLC
DiamondRock Key West North Owner, LLC
DiamondRock Key West North Tenant, LLC
DiamondRock KW South Owner, LLC
DiamondRock KW South Tenant, LLC
DiamondRock SF Sutter Street Owner, LLC
DiamondRock SF Sutter Street Tenant, LLC
DiamondRock Times Square Owner, LLC
DiamondRock Times Square Tenant, LLC
DiamondRock Vail Owner, LLC
DiamondRock Vail Tenant, LLC
DiamondRock AZ Holdings, LLC
DiamondRock AZ LA Owner, LLC
DiamondRock AZ LA Tenant, LLC
DiamondRock AZ OR Owner, LLC
DiamondRock AZ OR Tenant, LLC

By:
Name: Sean M. Mahoney
Title: Director

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DiamondRock Bethesda Owner Limited Partnership

By: DiamondRock Bethesda General, LLC, its general partner

By:
Name: Sean M. Mahoney
Title: Director

Schedule 1.1.(a)

Approved Managers

Manager	Notes
Access Hotels & Resorts
AccorHotels	Owner of Fairmont
Ace Hotel Group
Aimbridge Hospitality	Owner of Evolution, Pillar, InterMountain
Auberge Resorts Collection
Benchmark Resorts & Hotels	Recently merged with Gemstone
Charlie Palmer Group
Crescent Hotels & Resorts, LLC,
Crestline Hotels & Resorts, Inc.
Concord Hospitality Enterprises Company
Davidson Hotels & Resorts
Denihan Hospitality Group
Four Seasons Hotels & Resorts
HEI Hotels & Resorts
Hersha Hospitality Management
Highgate Hotels
Hilton Hotels Corporation
Hyatt Hotels Corporation
Intercontinental Hotel Group (IHG)	Includes Kimpton Hotels
Interstate Hotel Group	Includes RIM Hospitality
IMH Financial Corp.
Kessler Collection Management, LLC
Kokua Hospitality
Loews Hotels & Resorts
Magna Hospitality Group, L.C.
Marriott International, Inc.	Includes Starwood, Ritz-Carlton
Montage Hotels & Resorts
Noble House IKW, LLC
Ocean Properties Ltd.
OLS Hotels & Resorts
OTO Development, LLc
Pacifica Hotels
Provenance Hotels
Pyramid Hotel Group
Sage Hospitality Resources, LLC
sbe Hotel Group	Includes Morgans Hotel Group
Stonebridge Companies
TPG Hotels & Resorts
Two Roads Hospitality	Includes JDV, Commune, Destination
Vail Resorts Management Company
Viceroy Hotel Group
White Lodging Services